Exhibit (a)(1)(D)

Offer to Purchase

All Outstanding Shares of Common Stock

of

TRANSLATE BIO, INC.

at

$38.00 PER SHARE, NET IN CASH

Pursuant to the Offer to Purchase dated August 16, 2021

by

VECTOR MERGER SUB, INC.

an indirect wholly owned subsidiary

of

SANOFI

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE

FOLLOWING 11:59 P.M., EASTERN TIME, ON SEPTEMBER 13, 2021,

UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

August 16, 2021

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated August 16, 2021 (the “Offer to Purchase”), and the related letter of transmittal (the “Letter of Transmittal”) in connection with the offer by Vector Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Sanofi, a French société anonyme (“Parent”), to purchase all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”) of Translate Bio, Inc., a Delaware corporation (the “Company”), at a purchase price of $38.00 per Share in cash, without interest and subject to any withholding of taxes required by applicable legal requirements, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with the Offer to Purchase, as they may be amended or supplemented from time to time, collectively constitute the “Offer”).

Also enclosed is the Company’s Solicitation/Recommendation Statement on Schedule 14D-9.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS (OTHER THAN PARENT AND ITS WHOLLY OWNED SUBSIDIARIES) TENDER ALL OF THEIR SHARES TO PURCHASER PURSUANT TO THE OFFER.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The offer price for the Offer is $38.00 per Share in cash, which will be paid, without interest and subject to any withholding of taxes required by applicable legal requirements.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of August 2, 2021 (as it may be amended from time to time, the “Merger Agreement”), among the Company, Parent, and Purchaser. The

Merger Agreement provides, among other things, that unless otherwise agreed by the Company, Parent and Purchaser, at 8:00 a.m., Eastern Time, on the same date as the consummation of the Offer and subject to the satisfaction or waiver of certain conditions in accordance with the relevant provisions of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), Purchaser will merge with and into the Company (the “Merger”) and the separate existence of Purchaser will cease and the Company will continue as the surviving corporation and an indirect wholly owned subsidiary of Parent, upon the terms and subject to the conditions set forth in the Merger Agreement. The Merger will be governed by 251(h) of the DGCL, and effected without a vote of the Company stockholders.

4. The Board of Directors of the Company has unanimously: (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are advisable and fair to, and in the best interest of, the Company and its stockholders; (ii) agreed that the Merger shall be effected under Section 251(h) and other relevant provisions of the DGCL; (iii) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Offer and the Merger; and (iv) resolved to recommend that the stockholders of the Company (other than Parent and its wholly owned subsidiaries) tender their Shares to Purchaser pursuant to the Offer.

5. The Offer will expire at one minute following 11:59 P.M., Eastern Time, on September 13, 2021, unless the Offer is extended by the Purchaser or earlier terminated. Previously tendered Shares may be withdrawn at any time until the Offer has expired, and if not previously accepted for payment at any time, after October 15, 2021, pursuant to SEC (as defined in the Offer to Purchase) regulations or earlier terminated in accordance with its terms or the terms of the Merger Agreement.

6. The Offer is not subject to a financing condition. The obligation of Purchaser to accept for payment and pay for Shares validly tendered (and not validly withdrawn) pursuant to the Offer is subject to the conditions set forth in Section 15 of the Offer to Purchase (collectively, the “Offer Conditions”). Among the Offer Conditions are: (i) the Minimum Condition (as defined in the Offer to Purchase); (ii) Regulatory Condition (as defined in the Offer to Purchase), which includes the HSR Condition (as defined in the Offer to Purchase); (iii) the accuracy of the Company’s representations and warranties set forth in the Merger Agreement as of specified times, and the performance of the Company’s covenants set forth in the Merger Agreement, in each case, to specified standards of materiality; and (iv) since the date of the Merger Agreement, there not having occurred a Material Adverse Effect (as defined in the Offer to Purchase) that is continuing.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

The Offer is being made to all holders of Shares. Purchaser is not aware of any jurisdiction in which the making of the Offer or the acceptance thereof would be prohibited by securities, “blue sky” or other valid laws of such jurisdiction. If Purchaser becomes aware of any U.S. state in which the making of the Offer or the acceptance of Shares pursuant thereto would not be in compliance with an administrative or judicial action taken pursuant to a U.S. state statute, Purchaser will make a good faith effort to comply with any such law. If, after such good faith effort, Purchaser cannot comply with any such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM

With Respect to the Offer to Purchase

All Outstanding Shares of Common Stock

of

TRANSLATE BIO, INC.

at

$38.00 PER SHARE, NET IN CASH

Pursuant to the Offer to Purchase dated August 16, 2021

by

VECTOR MERGER SUB, INC.

an indirect wholly owned subsidiary

of

SANOFI

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 16, 2021, and the related letter of transmittal (the “Letter of Transmittal”), in connection with the offer by Vector Merger Sub, Inc., a Delaware corporation (“Purchaser”) and an indirect wholly owned subsidiary of Sanofi, a French société anonyme (“Parent”), to purchase all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Translate Bio, Inc., a Delaware corporation (the “Company”), at a purchase price of $38.00 per Share in cash, without interest and subject to any withholding of taxes required by applicable legal requirements, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 16, 2021 (the “Offer to Purchase”) and in the related Letter of Transmittal (which, together with the Offer to Purchase, as they may be amended or supplemented from time to time, collectively constitute the “Offer”).

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then using registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure delivery by the expiration of the Offer.

Number of Shares to be Tendered:	SIGN HERE

Shares*
Signature(s)

Account No.

Dated , 20

Area Code and Phone Number

Tax Identification Number or Social Security Number	Please Print name(s) and address(es) here

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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